UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 10, 2013 (December 9, 2013)

GNC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35113	20-8536244
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 288-4600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement

On December 9, 2013, General Nutrition Centers, Inc. (the “Company”), a Delaware corporation and wholly owned indirect subsidiary of GNC Holdings, Inc. (“Holdings”), entered into a First Amendment (the “Amendment”) to its Credit Agreement, dated as of November 26, 2013, among the Company, as Borrower, its parent company, GNC Corporation (the “Parent”), a Delaware corporation and wholly owned indirect subsidiary Holdings, as Parent, the Lenders party thereto, Goldman Sachs Bank USA, as Syndication Agent, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”), pursuant to which the aggregate amount available for borrowing under the Company’s Revolving Credit Facility increased from $105 million to $130 million outstanding at any one time.  The Revolving Credit Facility is currently undrawn.

The foregoing description of the material terms of the Amendment is qualified in its entirety by the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit Number	Description

10.1	First Amendment to Credit Agreement, dated as of December 9, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GNC HOLDINGS, INC.

Dated: December 10, 2013	By:	/s/ Gerald J. Stubenhofer
Gerald J. Stubenhofer, Jr.
Senior Vice President, Chief Legal Officer
and Secretary

Exhibit Index

Exhibit Number	Description
10.1	First Amendment to Credit Agreement, dated as of December 9, 2013